CONCLUSION AND TERMINATION AGREEMENT

THIS CONCLUSION AND TERMINATION AGREEMENT is made as of this 6th day of August, 2010, between Artesian Resources Corporation, on behalf of itself and all applicable subsidiaries (“Artesian”), and Darin A. Lockwood, on behalf of himself and all applicable business entities in which he has an interest (“Lockwood”), and the parties do hereby agree that this Conclusion and Termination Agreement supercedes and terminates all contracts and agreements previously existing between the parties, including, without limitation, the following:

1.	The sublease between Meridian Enterprises, LLC and Artesian Consulting Engineers, Inc. dba Meridian Consulting Engineers, Inc., with regard to office space at 26412 Broadkill Road, Milton, DE 19968;

2.	The Asset Purchase Agreement between Artesian Consulting Engineers, Inc., Meridian Architects and Engineers, LLC, and Darin A. Lockwood dated as of June 6, 2008;

3.	The Consulting Agreement between Artesian Consulting Engineers, Inc. and Darin A. Lockwood, dated June 6, 2008, as amended by the First Addendum thereto dated April 29, 2009; and

4.
The Wastewater Services Agreement between Artesian Utility Development, Inc. and Northern Regional Water Recharge Complex, LLC, dated June 30, 2008, as amended by the First Amendment thereto dated April 29, 2009.

The parties hereto further agree as follows:

a.	On the date of closing of this Conclusion and Termination Agreement, Artesian shall pay to Lockwood the sum of $1,204,847.97.

b.	Lockwood agrees that his business entities owe Artesian's subsidiaries and/or business entities the sum of $404,847.97 (the "Lockwood Receivables").

c.
In consideration of Lockwood’s debt under b. above, the amount of the Lockwood Receivables shall be deducted from the amount payable to Lockwood, which calculates to a Settlement Payment to Lockwood of $800,000.

d.	The Settlement Payment of $800,000, net of a refundable deposit of $150,000 credited against the Settlement Payment, equals $650,000 as the final Settlement Payment to Lockwood.

e.
Artesian shall purchase from Northern Sussex Regional Water Recharge Complex LLC, Sussex County Tax Parcel No. 235-06.00-28.09 (the "Treatment Site"), the purchase price of which shall be $5,000,000.  In connection therewith, Artesian shall pay all transfer taxes and transactional costs; however, Artesian shall not be responsible for any legal fees or other costs incurred by Lockwood in connection with the closing of this Conclusion and Termination Agreement.

f.
In addition to the purchase price, Artesian shall reimburse Lockwood for engineering fees and other expenses heretofore incurred by Lockwood in the amount of $2,678,784.77.  Artesian shall pay this outstanding balance on behalf of Lockwood to satisfy his outstanding line of credit with Citizen’s Bank as of the date of closing on August 4, 2010.

g.	At the closing, Lockwood shall execute and deliver to Artesian, contemporaneously with the execution of this Agreement, a Confidentiality Agreement and Covenant Not to Compete.

h.
Lockwood shall execute and deliver, at closing, a Water and Wastewater Easement Agreement on lands belonging to North Milton Development Group, LLC, said parcel being shown on the Sussex County Tax Maps as Tax Parcel No. 235-14.00-4.00.

AS WITNESS the hands and seals of the Parties hereto, the same hereby intending to be legally bound.

ATTEST:                                                                           ARTESIAN:

         ARTESIAN RESOURCES CORPORATION

/s/ John J. Schreppler II_________                                                                  By: __/s/ Joseph A. Dinunzio________ (SEAL)
Name: John J. Schreppler II                                                                            Printed Name: Joseph A. Dinunzio
Title:   Assistant Secretary                                                                Title: Executive Vice President

WITNESS:                                                                         LOCKWOOD:

_/s/ Rebecca L. Lockwood _________                                                                     __/s/ Darin A. Lockwood_____________ (SEAL)
Printed Name: _________________                                                                        Printed Name: Darin A. Lockwood